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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-101298) pertaining to the 2002 Stock Incentive Plan, the 2001 Nonqualified Stock Option Plan, the 2001 Service Award Option Plan and the 1998 Stock Option Plan of SI International, Inc., (Form S-8 No. 333-111551) pertaining to the Deferred Compensation Plan of SI International, Inc., and (Form S-3, No. 333-113827) pertaining to $100,000,000 common stock, preferred stock, depositary shares, warrants and debt securities offered by SI International, Inc. and 1,500,000 shares offered by the selling stockholders, of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of SI International, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 27, 2003.

/s/ Ernst & Young LLP

McLean, Virginia
April 23, 2004

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CONSENT OF INDEPENDENT AUDITORS